Exhibit 23.1

Beckstead and Watts, LLP
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Certified Public Accountants

                                        2425 W. Horizon Ridge Parkway
                                                  Henderson, NV 89052
                                                         702.257.1984
                                                     702.362.0540 fax




Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 22, 2005, accompanying the financial statements of IT&E International Group on Form SB-2 for the years ended December 31, 2004 and 2003. We hereby consent to the incorporation by reference of said reports on the Registration Statement of IT&E International Group on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP
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March 22, 2005